UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 27, 2015

 ALTRIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-08940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 West Broad Street, Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (804) 274-2200
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.
On January 30, 2015, Altria Group, Inc. issued an earnings press release announcing its financial results for the year ended December 31, 2014. A copy of the earnings press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 2.02 of this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 30, 2015, Altria Group, Inc. (the “Company”) announced that David R. Beran, after 38 years of distinguished service to the Company and its subsidiaries, informed the Company’s Board of Directors (the “Board”) on January 27, 2015 of his intention to retire as President and Chief Operating Officer of the Company effective March 1, 2015. The Company further announced that the Board, on January 29, 2015, elected Howard A. Willard III to become Executive Vice President and Chief Operating Officer of the Company and William F. Gifford, Jr. to become Executive Vice President and Chief Financial Officer of the Company, both appointments to become effective immediately upon Mr. Beran’s retirement. The Board also elected Martin J. Barrington to become President of the Company in addition to being its Chairman and Chief Executive Officer, also effective immediately upon Mr. Beran’s retirement.
Mr. Willard, age 51, currently serves as Executive Vice President and Chief Financial Officer of the Company and has been continuously employed by the Company or its subsidiaries in various positions since 1992.
Mr. Gifford, age 44, currently serves as Senior Vice President, Strategy and Business Development of the Company and has been continuously employed by the Company or its subsidiaries in various positions since 1994.
Mr. Barrington, age 61, currently serves as the Company’s Chairman and Chief Executive Officer and has been continuously employed by the Company or its subsidiaries in various positions since 1993.
The Company issued a press release attached as Exhibit 99.1 to this Current Report on Form 8-K. The section of this press release entitled “Chief Operating Officer and Chief Financial Officer Transitions” is incorporated into this Item 5.02 by reference.
Compensation of Messrs. Willard and Gifford
In connection with his appointment as Executive Vice President and Chief Operating Officer of the Company effective March 1, 2015, Mr. Willard’s annual salary will be $800,000. Mr. Willard also received a special grant of 27,500 restricted stock units. Because Mr. Willard will remain in Salary Band B, his annual incentive, long-term incentive plan (“LTIP”) and annual equity award targets remain unchanged from his previous targets as follows: Mr. Willard’s annual incentive award target for 2015 will be 95% of salary; his LTIP award target will be 200% of the sum of each year-end salary for the three years of the 2014-2016 performance cycle; and his annual equity award target for 2016 will be $1,275,000.
In connection with his appointment as Executive Vice President and Chief Financial Officer of the Company effective March 1, 2015, Mr. Gifford’s annual salary will be $610,000. Mr. Gifford also received a special grant of 27,500 restricted stock units. Mr. Gifford will move to Salary Band B, which will result in increased annual incentive, LTIP and annual equity award targets as follows: Mr. Gifford’s annual incentive award target for 2015 will be 95% of salary; his LTIP award target will be the sum of 125% of his year-end salary for 2014 and 200% of his year-end salary for the remainder of the 2014-2016 performance cycle; and his annual equity award target for 2016 will be $1,275,000.
Each of Mr. Willard’s and Mr. Gifford’s special restricted stock unit awards will vest five years from the grant date. Each restricted stock unit represents the right to receive one share of the Company’s common stock upon vesting and dividend equivalent payments during the vesting period. Individual award amounts were subject to and comply with the limits prescribed by the Company’s shareholder-approved 2010 Performance Incentive Plan (the “2010 Performance Incentive Plan”). A copy of the form of restricted stock unit agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Compensation of Mr. Beran
In connection with his retirement, Mr. Beran will remain eligible for pro-rated cash payments for his service through February 28, 2015 under the (i) annual incentive award program based on Company and individual performance ratings at target and (ii) LTIP based on an individual performance rating at target and a Company performance rating determined at the conclusion of the three-year performance cycle in accordance with the LTIP. The pro-rated payments will be made shortly following the effective date of Mr. Beran’s retirement for the 2015 annual incentive award program and in February 2017 for the LTIP. There is no guarantee of any payment under the LTIP. Mr. Beran’s award target for the annual incentive award program is 95% of salary for the portion of 2015 during which he is employed, and his award target for the LTIP is 200% of his year-end 2014 salary over the portion of the three-year performance cycle during which he is employed. These targets are consistent with the pre-existing targets for Salary Band B. Mr. Beran will also receive, upon his retirement, a lump sum cash payment in an aggregate amount equal to the sum of one-third the value of his unvested 2014 restricted stock award (46,290 shares before applying the one-third proration) and two-thirds the value of his unvested 2013 restricted stock award (56,310 shares before applying the two-thirds proration). Values will be determined using the average closing price on the New York Stock Exchange Composite Index for a share of the Company’s common stock on each of the 20 trading days immediately preceding and including February 28, 2015.
The Company’s annual incentive award program, LTIP and other executive compensation programs are more fully described in the “Compensation Discussion and Analysis” section of the Company’s proxy statement for its 2014 Annual Meeting of Shareholders (filed with the Securities and Exchange Commission on April 3, 2014), which discussion is incorporated into this Item 5.02 by reference.
Annual Compensation Committee Decisions
On January 28, 2015, in addition to the compensation decisions described above, the Compensation Committee of the Board (the “Compensation Committee”) made the following compensation decisions for the following executive officers:
Restricted Stock Unit Awards. The Compensation Committee approved the grant of restricted stock units under the 2010 Performance Incentive Plan to the following executive officers in the amounts indicated below:

Name	Number of Restricted Stock Units
Martin J. Barrington	102,650
David R. Beran [1]	—
Craig A. Johnson	23,380
Denise F. Keane	30,250
Howard A. Willard III [2]	30,250
(1) In light of his retirement, the Compensation Committee did not grant an equity award to Mr. Beran in 2015.
(2) In addition to the number of restricted stock units in the table above, the Compensation Committee also approved the special award of 27,500 restricted stock units for Mr. Willard described under “Compensation of Messrs. Willard and Gifford” above.
The restricted stock unit awards vest three years from the grant date. Each restricted stock unit represents the right to receive one share of the Company’s common stock upon vesting as well as dividend equivalent payments during the vesting period. Individual award amounts were subject to and comply with the limits prescribed by the 2010 Performance Incentive Plan. The form of restricted stock unit agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Salaries. The Compensation Committee approved the following salaries, effective March 1, 2015, for the following executive officers in the amounts indicated below:

Name	Salary Amount
Martin J. Barrington	$1,350,000
David R. Beran [1]	$—
Craig A. Johnson	$875,000
Denise F. Keane	$916,000
Howard A. Willard III [2]	$800,000
(1) In light of his March 1, 2015 retirement, the Compensation Committee did not approve a salary for Mr. Beran.
(2) Reflects the salary increase for Mr. Willard described under “Compensation of Messrs. Willard and Gifford” above.
Annual Incentive Awards. The Compensation Committee approved annual incentive awards for 2014, payable in cash, to the following executive officers in the amounts indicated below:

Name	Annual Incentive Award
Martin J. Barrington	$2,950,000
David R. Beran	$1,300,000
Craig A. Johnson	$960,000
Denise F. Keane	$1,137,000
Howard A. Willard III	$908,000
Individual award amounts were subject to and comply with the limits prescribed by the 2010 Performance Incentive Plan.
Aircraft Allowance. Currently, the Company provides an aggregate allowance for personal use of Company aircraft of $300,000 per year. The allowance is allocated to Messrs. Barrington and Beran in the amounts of $200,000 and $100,000, respectively. Upon Mr. Beran’s retirement, the aggregate allowance will be reduced to $250,000, all of which will be allocated to Mr. Barrington. The Company requires Mr. Barrington to use Company aircraft for all travel for reasons of security and safety.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Form of Restricted Stock Unit Agreement, dated as of January 28, 2015 (filed pursuant to Item 5.02).
99.1
Altria Group, Inc. Earnings Press Release, dated January 30, 2015 (furnished pursuant to Item 2.02, except for the section entitled “Chief Operating Officer and Chief Financial Officer Transitions,” which is also filed pursuant to Item 5.02).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/s/ W. HILDEBRANDT SURGNER, JR.
Name:	W. Hildebrandt Surgner, Jr.
Title:	Corporate Secretary and
Senior Assistant General Counsel

DATE:    January 30, 2015

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Agreement, dated as of January 28, 2015 (filed pursuant to Item 5.02).
99.1
Altria Group, Inc. Earnings Press Release, dated January 30, 2015 (furnished pursuant to Item 2.02, except for the section entitled “Chief Operating Officer and Chief Financial Officer Transitions,” which is also filed pursuant to Item 5.02).